         As filed with the Securities and Exchange Commission on June 30, 1999.
                                                 Registration No. 333-72283
                                                 Registration No. 333-72283-01

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------
                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

      BANKATLANTIC BANCORP, INC.                   BBC CAPITAL TRUST I
      --------------------------                   -------------------
    (Exact name of registrant as               (Exact name of co-registrant
      specified in its charter)                 as specified in its charter)

              Florida                                   Delaware
              -------                                   --------
   (State or other jurisdiction of           (State or other jurisdiction of
    incorporation or organization)            incorporation or organization)

             65-0507804                               65-0835533
             ----------                               ----------
          (I.R.S. Employer                         (I.R.S. Employer
       Identification Number)                    Identification Number)


                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                            Telephone (954) 760-5000
                           --------------------------
          (Address, including Zip Code, and telephone number, including area code, of registrant's and co-registrant's principal executive offices)

                                  Alan B. Levan
                           BankAtlantic Bancorp, Inc.
                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                            Telephone (954) 760-5000
                                 --------------
                (Name, address, including Zip Code, and telephone
                number, including area code, of registrant's and
                       co-registrant's agent for service)

                  Please send copies of all communications to:

                             Alison W. Miller, Esq.
                             Michael I. Keyes, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2400
                              Miami, Florida 33130

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined in light of market and other conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering |_|.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box |_|.


                         CALCULATION OF REGISTRATION FEE
========================================================================================================
  Title of each class                             Proposed maximum      Proposed maxi-       Amount of
  of securities to be          Amount to be        offering price       mum aggregate       registration
      registered                registered          per unit (1)      offering price (1)      fee (1)
--------------------------------------------------------------------------------------------------------
9% Subordinated Debentures
  Due 2005                     $21,000,000              ---                  ---                 ---
9 1/2% Cumulative Trust
  Preferred Securities of
  BBC Capital Trust I          2,990,000 shares         ---                  ---                 ---
9 1/2% Junior Subordinated
  Debentures of BankAtlantic
  Bancorp, Inc.                     (2)                 ---                  ---                 ---
Guarantee of BankAtlantic
  Bancorp, Inc. of certain
  obligations under the
  Preferred Securities              (3)                 ---                  ---                 ---
========================================================================================================

(1)  This  Registration  Statement  pertains  to  offers  and sales  related  to market-making  transactions  by and  through  Ryan,  Beck & Co.,  Inc.,  an affiliate of the Registrants, of Subordinated Debentures and Trust Preferred Securities which were previously registered by the Registrant or Registrants. Because registration fees with respect to these securities were paid previously in connection with the registration of these securities to the public, the amount of the registration fee payable with respect to this Registration Statement is $0.
(2) The Junior Subordinated Debentures were purchased by BBC Capital Trust I with the proceeds of the sale of the Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Trust Preferred Securities of BBC Capital Trust I upon its dissolution and the distribution of its assets and no separate registration fee is payable hereunder.
(3) No separate consideration has been or will be received for the Guarantee and no separate registration fee is payable for the Guarantee.
                              ____________________

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              PURPOSE OF AMENDMENT

     This Amendment No. 3 to Form S-3 is being filed solely for the purpose of filing Exhibits 5.1 and 8.1.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution


SEC Registration Fee................................................$     0
Legal Fees and Expenses.............................................$10,000
Accounting Fees and Expenses....................................... $ 5,000
Printing and Mailing Expenses.......................................$ 5,000
Blue Sky Fees and Expenses..........................................$   500


    TOTAL FEES AND EXPENSES.........................................$20,500


Item 15.  Indemnification of Directors and Officers

     Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of BankAtlantic Bancorp, Inc. (the "Company") provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of Directors, officers, employees or agents which may cover liabilities under the Securities Act.

     Under the Trust Agreement of BBC Capital Trust I ("BBC Capital"), the Company will agree to indemnify each of the Trustees of BBC Capital or any predecessor Trustee for BBC Capital, and to hold each Trustee harmless against, any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

Item 16.   Exhibits

     The following exhibits were previously filed or are filed herewith or incorporated by reference to documents previously filed, as indicated below:

Exhibits          Description
--------          -----------

  3.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's
               Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287))

  3.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708))

  4.1 Indenture with respect to the Company's 9 1/2% Junior Subordinated Debentures Due 2027 (incorporated by reference to
               Exhibit 4.1 to the Registrant' Registration Statement on Form S-3, filed on March 21, 1997 (Registration No. 333-23771))

  4.2 Indenture with respect to the Company's 9% Subordinated Debentures Due 2005 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-2, filed on August 25, 1995 (Registration No. 33-96184))

  4.3 Specimen Junior Subordinated Debenture (included as an exhibit to the Indenture filed as Exhibit 4.1)

  4.4 Specimen Subordinated Debenture (included as Section 2.3 of the Indenture filed as Exhibit 4.2)

  4.5          Certificate of Trust of BBC Capital (incorporated by reference to
               Exhibit  4.3  to  the  Registrants'   Registration  Statement  on
               Form S-3, filed on March 21, 1997 (Registration No. 333-23771))

  4.6          Trust  Agreement  of BBC Capital  (incorporated  by  reference to
               Exhibit  4.4  to  the  Registrants'   Registration  Statement  on
               Form S-3, filed on March 21, 1997 (Registration No. 333-23771))

  4.7 Amended and Restated Trust Agreement of BBC Capital (incorporated by reference to Exhibit 4.5 to the Registrants' Registration Statement on Form S-3, filed on March 21, 1997 (Registration No. 333-23771))

  4.8 Specimen Certificate for Cumulative Trust Preferred Security of BBC Capital (included as an exhibit to the Amended and Restated Trust Agreement filed as Exhibit 4.7)

  4.9          Guarantee Agreement for BBC Capital (incorporated by reference to
               Exhibit 4.7 to Amendment No. 1 to the Registrants' Registration Statement on Form S-3, filed on April 22, 1997 (Registration No. 333-23771))

  4.10 Agreement as to Expenses and Liabilities (included as an exhibit to the Amended and Restated Trust Agreement filed as Exhibit 4.7)


  5.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding validity of the issuance of the Subordinated Debentures


  5.2          Opinion of Stearns Weaver Miller  Weissler  Alhadeff & Sitterson,
               P.A.   regarding   validity   of  the   issuance  of  the  Junior
               Subordinated Debentures*

  5.3 Opinion of Richards, Layton & Finger, special Delaware counsel, regarding validity of the issuance of the Cumulative Trust Preferred Securities issued by BBC Capital*

  8.1          Tax  Opinion  of  Stearns  Weaver  Miller  Weissler   Alhadeff  &
               Sitterson, P.A.

  12 Statement regarding computation of ratio of earnings to fixed charges*


  23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibits 5.1, 5.2 and Exhibit 8.1)*

  23.2         Consent of Richards, Layton & Finger (included in Exhibit 5.3)*


  23.3         Consent of KPMG LLP*


  24           Power  of  Attorney   (included  with  signature  pages  to  this
               Registration Statement)*

  25.1 Form T-1: Statement of Eligibility of American Bank National Association (predecessor to First Star Corporate Trust Services) to act as trustee under the Indenture relating to the Subordinated Debentures (incorporated by reference to Exhibit 25 to the Company's Registration Statement on Form S-2, filed on August 25, 1995 (Registration No. 33-96184))

  25.2 Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the Indenture relating to the Junior Subordinated Debentures (incorporated by reference to Exhibit
               25.1 to the Registrants' Registration Statement on Form S-3, filed on March 21, 1997 (Registration No. 333-23771))

  25.3 Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement (incorporated by reference to Exhibit 25.2 to the Registrants' Registration Statement on Form S-3, filed on March 21, 1997 (Registration No. 333- 23771))

  25.4 Form T-1: Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee Agreement for BBC Capital (incorporated by reference to Exhibit 25.3 to the Registrants' Registration Statement on Form S-3, filed on March 21, 1997 (Registration No. 333- 23771))

_____________________
*Previously filed.

Item 17.   Undertakings

(1)  Each of the undersigned Registrants hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 30th day of June, 1999.


                                   BANKATLANTIC BANCORP, INC.

                                   By:  /s/ Alan B. Levan
                                        -----------------------------
                                        Alan B. Levan,
                                        Chairman of the Board of Directors,
                                        Chief Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, BBC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 30th day of June, 1999.


                                   BBC CAPITAL TRUST I

                                   By:  /s/ Alan B. Levan
                                        -------------------
                                        Alan B. Levan,
                                        Trustee

                                   By: /s/ Frank V. Grieco
                                       --------------------
                                       Frank V. Grieco,
                                       Trustee

                                   By: /s/ Jarett Levan
                                       --------------------
                                       Jarett Levan,
                                       Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                              DATE
---------                   -----                              ----


/s/ Alan B. Levan           Chairman of the Board              June 30, 1999
-------------------         Chief Executive Officer
Alan B. Levan               and President


*                           Vice-Chairman of the               June 30, 1999
-------------------         Board
John E. Abdo


/s/ Frank V. Grieco         Senior Executive Vice              June 30, 1999
-------------------         President and Principal
Frank V. Grieco             Financial and Accounting Officer

*                           Director                           June 30, 1999
-------------------
Ben A. Plotkin


*                           Director                           June 30, 1999
-------------------
Steven M. Coldren

SIGNATURE                      TITLE                        DATE
---------                      -----                        ----



*                              Director                     June 30, 1999
------------------
Mary E. Ginestra


*                              Director                     June 30, 1999
------------------
Bruno DiGiulian


*                              Director                     June 30, 1999
-------------------------
Charlie C. Winningham, II





* By:/s/ Alan B. Levan
     ------------------
     Alan B. Levan,
     Attorney-in-Fact

                                 INDEX TO EXHIBITS



                                                              Sequentially
Exhibit  Description                                          Numbered Page
-------  -----------                                          -------------


5.1       Opinion of Stearns Weaver Miller Weissler
          Alhadeff & Sitterson, P.A. regarding validity of the issuance of the Subordinated Debentures.


8.1       Tax Opinion of Stearns Weaver Miller Weissler
          Alhadeff & Sitterson, P.A.